Exhibit 4.4
[FORM OF CUSTODIAN AGREEMENT]

Name of Organization

(“Organization”)

Type of Organization

☐ Corporation	☐ Limited Liability Company (LLC)	☐ General Partnership (GP)
☐ Trust	☐ Limited Liability Partnership (LLP)	☐ Limited Partnership (LP)
☐  Other (Specify)

Organized Under the Laws of

Definitions

“Agreement/Resolutions” means this Agreement/Resolutions.

“Governing Body” means, if the Organization is (i) a trust, all of its trustees, (ii) a limited partnership, all of its general partners, (iii) a corporation, all of its directors, (iv) a general partnership or limited liability partnership, all of its partners, (v) a limited liability company, all of its managers, if manager-managed, or all of its members, if member managed, and (vi) any other entity, the governing body of such entity.

“HSBC” means each of HSBC Bank USA, National Association, HSBC Private Bank International and HSBC Brokerage (USA) Inc. and any other broker-dealer affiliate of any of them, as applicable, and their respective successors and assigns.

“HSBC Group” means each of HSBC Holdings plc, its subsidiaries and affiliates (including, without limitation, HSBC), and their respective successors and assigns.

“Representative” refers to any person listed as a Representative in the corresponding section below.

Certification

Each of the undersigned certifies that:

•	This Agreement/Resolutions constitutes (i) the certification of the individual signatories executing this Agreement/Resolutions, (ii) the agreement of the Organization, binding on the Organization through the signatures(s) of its duly authorized representatives signing this Agreement/Resolutions, and (iii) the written consent of the members of the Governing Body of the Organization, duly adopting, as the agreements and resolutions of the Organization, each paragraph set forth below in the section “Agreement/Resolutions.”

•	This Agreement/Resolutions, including, without limitation, the appointment of the Representatives and the powers and authority granted to the Representatives and HSBC and the HSBC Group, has been duly authorized, granted, made, adopted, or consented to, and not rescinded or amended, by the Organization’s Governing Body, shareholders, members, beneficiaries or other persons, as required and applicable. Neither the execution of this Agreement/Resolutions nor any action taken or to be taken under this Agreement/Resolutions are or will be in contravention of any provisions of the Organization’s organizational documents (whether memorandum, certificate or articles of incorporation or association, bylaws, partnership agreement, operating agreement, trust agreement or other charter or ruling documents, as applicable) or governing law.

This Agreement/Resolutions and actions taken or to be taken pursuant hereto have been duly authorized by all necessary action on behalf of the Organization, as required by and applicable to the Organization, and in compliance with any and all agreements and laws binding on the Organization and its Governing Body, shareholders, members, beneficiaries or other persons, as applicable.

•	The Representatives section below accurately sets out the respective titles, functions and signatures of the persons named in that section.

•	The signatories to this Agreement/Resolutions are all of the members of the Organization’s Governing Body, and, if applicable, any additional person or persons who are authorized to bind the Organization as officers or other authorized signatories thereof.

•	The Organization is duly organized and validly existing under its jurisdiction of organization and is in good standing there and in each other jurisdiction in which it is qualified to do business (such other jurisdictions being the only ones in which such qualification is necessary). The name, type and jurisdiction of organization of the Organization are as indicated above.

Agreement/Resolutions

Deposits and Withdrawals

•	HSBC is hereby designated as a depositary of the Organization, under the terms of HSBC’s rules and service agreements, as applicable, and as in effect from time to time, for the funds and assets of the Organization whether at HSBC’s head office or at any of its branches;

•	HSBC is authorized to accept for deposit for the Account of the Organization for credit, collection or otherwise, any and all instruments or items, whether indorsed by any person or by hand stamped impression in the name of the Organization, or without indorsement;

•	HSBC is authorized to pay, cash or otherwise honor and charge to the Organization any and all checks, drafts, notes, acceptances and other instruments, items, and orders for the payment or withdrawals of monies, credits, items and property at any time held by or through HSBC for the Account of the Organization, including those which may cause an overdraft, when made, signed, given, drawn, accepted or indorsed on behalf of the Organization by any one of the Representatives;

•	HSBC is authorized to pay any such instrument, item or order, or make any such charge, and also to receive the same from the payee or any other holder without limit as to amount and without inquiry as to the circumstances of issue or the disposition of proceeds even if drawn to the individual order of any signing person, or payable to HSBC or any other person for such other person’s Account, or tendered in payment of such person’s individual obligation and whether drawn against an Account in the name of the Organization, or in the name of any officer, agent, employee, director, manager, member, trustee, partner, settlor or beneficiary of the Organization, and, at the option of HSBC, even if the Account shall not be in credit to the full amount of such instrument, item, order or charge;

•	If due, in whole or in part, to any unauthorized act of an officer, agent, employee, director, manager, member, trustee or partner of the Organization (for example, the unauthorized issuance, endorsement or alteration of a check or draft of the Organization), HSBC makes unauthorized payments from the Organization’s Account or otherwise suffers a loss, the loss shall be borne in full by the Organization and HSBC shall not be required to re-credit the Account of the Organization. In addition, the Organization shall indemnify and pay to HSBC on demand the amount of any and all of its losses, costs, damages or expenses (including but not limited to attorney’s fees and disbursements) which HSBC has suffered and which result from or arise in whole or part out of the unauthorized act;

•	Where HSBC has a duty to exercise ordinary care or to meet reasonable commercial standards, that duty shall not exceed the obligation to recognize (i) a forged signature of its depositors, (ii) alterations, or (iii) other defects; in each case, if readily apparent and recognizable on the face of the instrument by an ordinary bank teller; and

•	Where a depositor has provided HSBC with documentation stating that an employee is authorized to draw checks, HSBC may pay said checks without inquiry.

Securities, Investments and Trading

Each Representative is authorized, acting singly, on behalf of the Organization, with any entity within the HSBC Group:

•	To purchase and sell (INCLUDING SHORT SALES), tender, lend, convert or exercise and otherwise trade and deal, at the Organization’s risk, on margin or otherwise, in any kind of U.S. and foreign (including emerging markets, speculative and high-risk) shares, stocks, commodities, bonds, notes, other obligations, mutual and other funds, precious metals, metals, foreign exchange, financial assets, annuities, indices, futures, warrants and when-issued securities, and any and all other registered or unregistered, listed or over the counter, rated, low-rated or unrated securities and other investments in any currency, as well as derivatives, contracts, rights, and interests in, on and in respect of any of the above (including without limitation transactions which would result in uncovered short positions in option contracts or in the uncovering of any existing short position in option contracts) and any and all other financial products and investments (the “Securities”);

•	To execute agreements, give receipts and instructions, make withdrawals and authorize deliveries (including to bearer and to any person designated by such Representative) of any kind, open any Accounts of any type, and to do, and omit to do, any other act with respect to any Securities; and

•	To appoint anyone (including HSBC or another HSBC Group member) as discretionary or non-discretionary investment advisor or other type of advisor to the Organization.

Credit, Security Interests, Discount, Subordination

Each Representative is authorized, acting singly, on behalf of the Organization:

•	To borrow money, obtain, guarantee and repay credit from any entity within the HSBC Group on any terms without restriction or limitation, and to make and deliver notes, drafts, acceptances, applications and agreements for letters of credit, guarantees, indemnities, any other obligation of the Organization therefor, and other agreements or undertakings; to enter into margin agreements with any entity within the HSBC Group; in each case in form and substance satisfactory to such entity, as applicable;

•	As security for any and all obligations of the Organization, or of any other natural or legal person (including without limitation the Representatives), to any entity within the HSBC Group, whether past, present or future, to grant security interests in, assign, pledge, create any lien, charge or encumbrance upon, withdraw, deliver, exchange or substitute, instruments, deposits, Securities and any other property held by or belonging to the Organization, with full authority to indorse, assign or guarantee the same in the name of the Organization, to execute and deliver security agreements and all instruments and agreements of assignment, transfer, hypothecation, powers of attorney, mortgage, pledge, trust, control, and others, in form and substance satisfactory to such entity; and

•	To discount any bills receivable and other negotiable or non-negotiable paper; to subordinate and assign any obligations and debts owed to the Organization by another or others, an in connection therewith, execute and deliver instruments of subordination and assignment and other agreements in form and substance satisfactory to the applicable entity within the HSBC Group.

Additional Authority

Each Representative is authorized, acting singly, to enter into any agreement related to any of the above, and to enter into any other agreements of any kind, or to open any Accounts of any kind and for any purpose, in each case with any entity within the HSBC Group. Each Representative is authorized, acting singly, to do any and all acts, and execute any and all releases, representations, indemnifications, settlements and documents which the Representative may deem necessary or desirable to carry out the purpose of this Agreement/Resolutions or any provision in it or in any agreement or document referred to in this paragraph. Each Representative may exercise its authority in any manner authorized by the HSBC Group, including, without limitation, in person, in writing (including by fax), by phone, e-mail or other electronic medium, and the HSBC Group shall be entitled to rely on and is authorized to honor instructions and agreements given to it pursuant to any of these methods without any further inquiry.

Indemnification

The Organization and its partners (other than the limited partners of a limited partnership), members, trustees, agents and attorneys-in-fact and their respective successors, assigns, heirs, executors and legal representatives (collectively, the “Indemnifying Persons”) agree, jointly and severally, to hold the HSBC Group and the employees, officers, directors and agents of any of them (“Indemnified Persons”) harmless from, and indemnify the Indemnified Persons against, any and all claims, actions, suits, proceedings, liabilities, damages, costs, losses, expenses (including attorneys’ fees and disbursements) based on, arising out of, attributable to or resulting from, whether directly or indirectly, this Agreement/Resolutions and its provisions, and any act or failure to act by any Indemnified Person in reliance thereon.

Governing Law; Jurisdiction; Waiver of Jury Trial

If this Agreement/Resolutions relates to Accounts established and/or maintained at (i) HSBC Bank USA, National Association (other than in the State of California) or HSBC Brokerage (USA) Inc. or any other broker-dealer affiliate of any of them, it shall be subject to the laws of the State of New York, without regard to conflicts of law principles thereof, and actions relating to this Agreement/Resolutions may be commenced only in New York state or federal court in New York County; (ii) HSBC Private Bank International, it shall be subject to the laws of the State of Florida, without regard to conflicts of law principles thereof, and actions relating to this Agreement/Resolutions may be commenced only in Florida state or federal court in Dade County, (iii) branches of HSBC Bank USA, National Association located in the State of California, it shall be subject to the laws of the State of California, without regard to conflicts of law principles thereof, and actions related to this Agreement/Resolutions may be commenced only in a California state or federal court in Los Angeles County. The Organization, each of the undersigned and each Indemnifying Person hereby submits, in such circumstances, to the jurisdiction of such above referenced courts for any dispute arising directly or indirectly out of this Agreement/Resolutions, each agrees that service of process in such action shall be valid when made by registered or certified mail to their last address in the records of the relevant entity in the HSBC Group, and each waives any objection it may have to jurisdiction or venue in such court or any objection or defense of inconvenient forum in such court. EACH APPLICABLE ENTITY IN THE HSBC GROUP, THE ORGANIZATION, EACH OF THE UNDERSIGNED AND EACH INDEMNIFYING PERSON HEREBY WAIVE ANY RIGHT SUCH PERSON OR ENTITY MAY HAVE TO A JURY TRIAL IN SUCH COURTS WITH RESPECT TO ALL MATTERS ARISING OUT OF OR RELATED TO THIS AGREEMENT/RESOLUTIONS.

Ratification/Revocation

•	All transactions and agreements previously entered into, and all acts done or omitted in the name of or for the Account of the Organization, with or through the HSBC Group, including, but not limited to, transactions and agreements such as those indicated in this Agreement/Resolutions, are hereby ratified, confirmed and approved.

•	The relevant HSBC branch or office may rely on this Agreement/Resolutions as to the Organization’s Accounts with it until it receives written notice of revocation at the address of the office or branch where such Account is maintained or to such other address specified in writing by HSBC, and has had a reasonable opportunity to act on it. In the case of a partnership or limited liability partnership, each partner (other than the limited partners of a limited partnership) will remain jointly and severally liable for all obligations of the partnership, or of any present or future partner, incurred or contracted before receipt of notice and opportunity to act on such notice by the relevant HSBC office, as to any dissolution or termination of the partnership (whether by the death, resignation or removal of any partner or otherwise). All notices shall be sent to the relevant HSBC branch or office at its address or to such other address specified in writing by HSBC. This Agreement/Resolutions is in addition to, and not in replacement of, designations of authority previously or simultaneously provided to HSBC, all of which may continue to be relied upon by HSBC. Unless specifically designated as a revocation, this Agreement/Resolutions and future designations of Representatives or other authorized persons shall be cumulative and will be deemed additions, not substitutions. Any one of the following: corporate secretary or any officer, general partner, partner (other than a limited partner of a limited partnership), member, manager or trustee (in the case, respectively, of a corporation, limited partnership, partnership or limited liability partnership, limited liability company or trust, as the case may be) is hereby authorized to change existing and to provide new designations of Representatives or other authorized persons. HSBC may, but is not required to, request confirmation of authority of any Representative.

Representatives

As certified above, each of the Representatives is listed below.

[Specify name, title or function of representatives of the Organization who have power and authority to act under this Agreement/Resolutions and bind the Organization (e.g.: president, general partner, manager, member, agent, attorney-in-fact, investment advisor, trustee).]

Print Name	Title/Function	Signature

1

2

3

4

5

6

Special Provisions (if any)

Signatures (see signature instructions on next page)

Certification, consent and agreement:

Date _ _

Print

Name/Title	Signature

Name/Title	Signature

Name/Title	Signature

Name/Title	Signature

Name/Title	Signature

Name/Title	Signature

Name/Title	Signature

Corporations only

Seal:	If the Organization has not added its seal, the Organization warrants to HSBC that in accordance with the laws under which the Organization was incorporated this document will be valid without the seal being impressed hereon.

Instructions for Signatures

U.S. Corporations: Provide signatures of the vice president (or above) and secretary.

U.S. Limited Partnership (LP): Provide signatures of all general partners.

U.S. General Partnership and Limited Liability Partnership (GP and LLP): Provide signatures of all partners.

U.S. Limited Liability Company (LLC): Provide signatures of all members or of all managers if manager-managed, and in addition, if it has officers, its vice president (or above) and secretary.

U.S. Trust: Provide signatures of all trustees.

Foreign Corporations and Other Foreign Organizations: Provide signatures of all required directors and trustees, as applicable. If corporation has an attorney-in-fact please also provide his/her signature.

All: If there are insufficient spaces above for the signatures of all required signatories, please make one or more additional copies of preceding page and provide additional signatures on such copy (or copies).